UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 27, 2012

SPY Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51071	33-0580186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive, Carlsbad, California		92011
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (760) 804-8420

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On August 27, 2012, we committed to a course of actions to reduce the level of expenses intended to lower our revenue breakeven point on an operating basis. We expect that these actions will be completed in the fourth quarter of 2012. These actions include: reducing approximately 20 employees in North America and Europe, changing the direct portion of our European business into a distribution model and reducing marketing program spending. In connection with these actions, we expect to incur one-time expenses of approximately $1.2 million during the third quarter of 2012, of which $1.0 million is expected to be paid in cash. We expect to pay substantially all of these cash payments in 2012. These expenses primarily consist of one-time termination benefits which include salary continuation and other benefit costs along with contract termination costs and other associated non-cash costs. We anticipate that these actions could result in annual operating cost savings of up to $6.0 million in 2013.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2012, the employment of Gregory Hagerman, our executive vice president, sales and operations, terminated effective August 31, 2012. In connection therewith, Mr. Hagerman became entitled to: (i) severance pay equal to his current base salary of $225,000 payable over the next 12 months, and (ii) accelerated vesting of stock options exercisable into 117,500 shares of common stock underlying the unvested stock option previously granted him on December 5, 2011.

Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements that involve a number of risks and uncertainties. These statements relate to future events or future financial performance and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “feel,” “estimate,” “predict,” “hope,” the negative of such terms, expressions of optimism or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Such forward-looking statements include statements about the planned reduction of our workforce, including the expected size, timing, related charges and savings, and other expected impact of such reduction; the expected reduction of our marketing program spend; and statements about our European distribution model. Factors that could cause actual results to differ from those contained in our forward-looking statements include, but are not limited to lack of continuity and effectiveness of our management team, the risk that the charges related to this reduction may be greater than anticipated, the risk that we may not realize the savings expected from this reduction, and the other risks identified from time to time in our filings made with the U.S. Securities and Exchange Commission. These forward-looking statements represent our judgment as of the time of the filing of this 8-K. We disclaim any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2012	SPY Inc.

	By:	/s/ Michael Angel
Michael Angel
Chief Financial Officer